Back to Form 8-K
Exhibit 99.1

WELLCARE COMPLETES ACQUISITION OF UNIVERSAL AMERICAN CORP.
TAMPA, Fla. (April 28, 2017) - WellCare Health Plans, Inc. (NYSE: WCG) (“WellCare”) announced today that it has completed its acquisition of Universal American Corp. (NYSE: UAM) (“Universal American”) following the receipt of all required regulatory approvals. With approximately 119,000 Medicare Advantage (MA) members in Texas, New York and Maine, Universal American is now a wholly owned subsidiary of WellCare.
“We are very pleased to complete our acquisition of Universal American,” said Ken Burdick, WellCare’s CEO. “This transaction strengthens our business by increasing our Medicare Advantage membership by a third, deepening our presence in two key markets-Texas and New York-and diversifying our business portfolio. Importantly, we look forward to leveraging Universal American’s core competency in physician engagement to strengthen and grow our value-based provider relationships.”
“We also welcome Universal American employees, members, agents, and providers to WellCare,” continued Burdick. “WellCare and Universal American have a shared commitment to serving Medicare beneficiaries, and we look forward to working together to ensure a smooth transition.”
Burdick added, “As part of the transaction, Richard Barasch, Universal American’s chairman and CEO, will be leaving the company. Under his leadership, Universal American built a strong business and talented team committed to delivering quality care and service. I thank him for his leadership and support throughout the transaction.”
The transaction is expected to be $0.60 to $0.70 accretive in the first year following the close and an incremental $0.10 accretive in the second year following the close, excluding one-time transaction-related expenses of approximately $30 million and integration costs of approximately $25 million to $30 million, to WellCare’s adjusted earnings per diluted share. WellCare continues to expect annual synergies of approximately $25 million to $30 million by 2019. The company will provide more details regarding the transaction on its first quarter 2017 earnings conference call that is scheduled for May 3, 2017.
Under the terms of the agreement, Universal American stockholders received $10.00 in cash for each share of Universal American common stock they held at closing. Consistent with WellCare’s announcement on November 17, 2016, the total transaction value is approximately $800 million, including the assumption of debt and the make-whole premium payable on conversion of Universal American’s convertible debt. WellCare funded the transaction with unrestricted cash available from both entities.
Universal American has approximately 69,000 Medicare Advantage (MA) members in a 4.5-Star plan in Houston-Beaumont, Texas and more than 20,000 MA members in a 4.0-Star plan in the Northeast, primarily in New York, as of March 31, 2017. In addition, Universal American partners with Accountable Care Organizations (ACO) in 10 states, five of which are WellCare Medicare Advantage markets.
BofA Merrill Lynch served as financial advisor to WellCare. Kirkland & Ellis LLP and Bass, Berry & Sims PLC served as legal advisers to WellCare. MTS Health Partners, LP served as financial advisor to Universal American. Paul, Weiss, Rifkind, Wharton & Garrison LLP served as legal advisor to Universal American.
Leadership Update
Under WellCare, Erin Page, president, Medicare, will continue to have responsibility for the Universal American Medicare Advantage business in Texas, New York and Maine as well as the ACO business in Texas. Additionally, she will now have responsibility for WellCare’s Medicare Advantage business in Texas and Louisiana. In this role, she will oversee strategy, regulatory compliance, network management, sales and marketing, medical management, and administration for these businesses. Page will report to Michael Polen, executive vice president of WellCare’s Medicare business. Page was the president of Universal American’s Medicare business for 4 years. She joined Universal American in 2001 and held roles with increasing responsibility.
Jeff Spight will continue to lead the Management Services Organization/Accountable Care Organization (MSO/ACO) business, which operates as Collaborative Health Systems. As president, MSO/ACO, Spight will report to Polen. In this role, Spight will set strategy, drive implementation and create market opportunities to grow value-based provider relationships for WellCare. Spight joined Universal American in 2013.
“Erin and Jeff are seasoned Medicare leaders who we expect will significantly contribute to our growth and quality goals,” said Polen. “I look forward to working with them to leverage the best from both organizations for the benefit of our members and provider partners.”
About WellCare Health Plans, Inc.
Headquartered in Tampa, Fla., WellCare Health Plans, Inc. (NYSE: WCG) focuses exclusively on providing government-sponsored managed care services, primarily through Medicaid, Medicare Advantage and Medicare Prescription Drug Plans, to families, children, seniors and individuals with complex medical needs. The company served approximately 4.0 million members nationwide as of January 1, 2017. For more information about WellCare, please visit the company’s website at www.wellcare.com.
Basis of Presentation
In addition to results determined under GAAP, WellCare provides certain non-GAAP financial measurements that management believes are useful in assessing the company’s performance. Adjusted earnings per diluted share exclude the effect of certain expenses related to previously disclosed government investigations and related litigation and resolution costs ("investigation costs") and amortization expense associated with acquisitions ("acquisition-related amortization expenses"). Management believes these items are not indicative of long-term business operations performance. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. The company is not able to project at the time of this release the amount of future investigation costs or acquisition-related amortization expenses and, therefore, cannot reconcile projected adjusted earnings per diluted share to projected GAAP earnings per diluted share.
Cautionary Statement Regarding Forward-Looking Statement
This news release contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions are forward-looking statements. For example, statements regarding the company’s financial outlook, and the financial impact of the acquisition contain forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, WellCare’s progress on top priorities such as integrating care management, advocating for our members, building advanced relationships with providers and government partners, ensuring a competitive cost position, and delivering prudent, profitable growth, WellCare’s ability to effectively estimate and manage growth, WellCare’s ability to effectively execute and integrate acquisitions, potential reductions in Medicaid and Medicare revenue, WellCare’s ability to estimate and manage medical benefits expense effectively, including through its vendors, its ability to negotiate actuarially sound rates, especially in new programs with limited experience, the appropriation and payment by state governments of Medicaid premiums receivable, the outcome of any protests and litigation related to Medicaid awards, the approval of Medicaid contracts by CMS, any changes to the programs or contracts, WellCare’s ability to address operational challenges related to new business, and WellCare’s ability to meet the requirements of readiness reviews. Given the risks and uncertainties inherent in forward-looking statements, any of WellCare’s forward-looking statements could be incorrect and investors are cautioned not to place undue reliance on any of our forward-looking statements.
Additional information concerning these and other important risks and uncertainties can be found in the company’s filings with the U.S. Securities and Exchange Commission ("SEC"), included under the captions "Forward-Looking Statements" and "Risk Factors" in the company’s Annual Report on Form 10-K for the year ended December 31, 2016, and other filings by WellCare with the SEC, which contain discussions of WellCare’s business and the various factors that may affect it. Subsequent events and developments may cause actual results to differ, perhaps materially, from WellCare’s forward-looking statements. WellCare’s forward-looking statements speak only as of the date on which the statements are made. WellCare undertakes no duty, and expressly disclaims any obligation, to update these forward-looking statements to reflect any future events, developments or otherwise.

CONTACTS:
Investors:	Media:
Angie McCabe	Chris Curran
Tel: 813-206-6958	Tel: 813-206-5428
angie.mccabe@wellcare.com	chris.curran@wellcare.com

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